UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 17, 2017

Torchlight Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 17, 2017, we held our Annual Meeting of Stockholders for the following purposes:

(1) To elect nominees to our Board of Directors, including John Brda, Gregory McCabe, E. Scott Kimbrough, R. David Newton, Alexandre Zyngier and Michael J. Graves;

(2) To ratify the selection of Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3) To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 150,000,000 shares; and

(4) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named nominees to the Board were elected; the selection of Briggs & Veselka was ratified; and the amendment to our Articles of Incorporation was approved. There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Votes Outstanding as of the Record Date, October 12, 2016:	59,287,374

Total Votes Present Either by Proxy or in Person:	48,693,476

Item 1:
Election of Directors

	FOR	WITHHELD
John A. Brda	29,459,717	582,632
Gregory McCabe	29,643,112	399,237
E. Scott Kimbrough	30,011,436	30,913
R. David Newton	30,012,436	29,913
Alexandre Zyngier	29,425,805	616,544
Michael J. Graves	29,888,293	154,056

Additionally, there was a total of 18,651,127 broker non-votes for this item.

Item 2:
Ratification of selection of Briggs & Veselka Co. as the independent registered public accounting firm for the fiscal year ending December 31, 2017

Votes for:	48,549,290
Votes against:	15,570
Votes abstained:	128,616

Item 3:
To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 150,000,000 shares

Votes for:	42,176,335
Votes against:	5,639,692
Votes abstained:	161,097

Additionally, there was a total of 716,352 broker non-votes for this item.

We filed the Certificate of Amendment for the above amendment to our Articles of Incorporation with the Secretary of State of Nevada on August 18, 2017.

Item 8.01 Other Events.

On August 18, 2017, we filed certificates of withdrawal with the Secretary of State of Nevada to withdraw the certificates of designation of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. No shares of any of these series of stock are outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: August 22, 2017	By: /s/ John A. Brda
John A. Brda
President

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